Exhibit 99.1
Clear Channel Outdoor Holdings, Inc. Reports Results
for the Fourth Quarter and Full Year of 2025
----------------
San Antonio, TX, February 26, 2026 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) today reported financial results for the quarter and year ended December 31, 2025.
Pending Take-Private Merger:
On February 9, 2026, the Company announced that it entered into a definitive agreement to be acquired by Mubadala Capital, in partnership with TWG Global. Under the terms of the agreement, the investor group will acquire all outstanding shares of the Company’s common stock, with the Company’s common stockholders receiving $2.43 per share in cash.
The transaction is expected to close by the end of the third quarter of 2026, subject to customary closing conditions, including receipt of required regulatory approvals and approval by the Company’s common stockholders. Following the consummation of the transaction, the Company’s common stock will no longer be listed for trading on any public market.
In light of the pending take-private transaction, the Company will not host a public 2025 fourth quarter earnings update conference call or webcast and is not providing financial guidance.
Financial Highlights:
Financial highlights for the fourth quarter and full year 2025 as compared to the same periods of 2024:

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2025	2024		2025	2024
Consolidated Revenue	$461,515	$426,719	8.2%	$1,604,140	$1,505,230	6.6%
Loss from Continuing Operations[1]	(5,189)	(1,052)	NM	(103,747)	(123,764)	(16.2)%
Consolidated Net Income (Loss)[1,2]	9,726	(16,605)	NM	24,739	(175,878)	NM
Adjusted EBITDA[3]	164,460	144,805	13.6%	504,790	475,758	6.1%
AFFO[3]	59,860	36,861	62.4%	95,286	58,611	62.6%
1Percentage changes that are so large as to not be meaningful have been designated as “NM.”
2Includes income (loss) from discontinued operations.
3This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.

Results:
Revenue:

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2025	2024		2025	2024
Revenue:
America	$329,561	$310,705	6.1%	$1,196,824	$1,143,510	4.7%
Airports	131,849	116,012	13.7%	407,127	361,488	12.6%
Other	105	2		189	232
Consolidated Revenue	$461,515	$426,719	8.2%	$1,604,140	$1,505,230	6.6%
Revenue for the fourth quarter of 2025, compared to the same period in 2024:
America: Revenue up 6.1%:
•Growth in San Francisco/Bay Area and several other markets
•Higher revenue from both print and digital billboard products, reflecting stronger advertiser demand and additional digital billboard inventory; digital revenue up 5.1% to $128.9 million (from $122.7 million)
•National sales represented 37.0% of America revenue
Airports: Revenue up 13.7%:
•Strong advertising demand, led by growth at the Port Authority of New York and New Jersey, San Francisco International, and Metropolitan Washington Airports Authority airports
•Growth driven by higher digital revenue; digital revenue up 23.5% to $91.6 million (from $74.1 million)
•National sales represented 61.4% of Airports revenue
Direct Operating and SG&A Expenses1:

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2025	2024		2025	2024
Direct operating and SG&A expenses:
America	$178,814	$173,518	3.1%	$697,172	$656,089	6.3%
Airports	97,156	83,241	16.7%	311,908	273,726	13.9%
Other	346	218		1,326	3,670
Consolidated Direct operating and SG&A expenses[2]	$276,316	$256,977	7.5%	$1,010,406	$933,485	8.2%
1“Direct operating and SG&A expenses” as presented throughout this earnings release refers to the sum of direct operating expenses and selling, general and administrative expenses.
2Includes restructuring and other costs of $1.4 million and $0.2 million during the three months ended December 31, 2025 and 2024, respectively, and $1.4 million and $3.0 million during the years ended December 31, 2025 and 2024, respectively.
Direct operating and SG&A expenses for the fourth quarter of 2025, compared to the same period in 2024:
America: Direct operating and SG&A expenses up 3.1%:
•Site lease expense up 6.5% to $98.7 million (from $92.7 million), primarily reflecting revenue growth
Airports: Direct operating and SG&A expenses up 16.7%:
•Site lease expense up 17.3% to $78.6 million (from $67.0 million), primarily reflecting revenue growth and the absence of prior-year non-recurring rent abatements

Segment Adjusted EBITDA1:

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2025	2024		2025	2024
America Segment Adjusted EBITDA	$152,125	$137,174	10.9%	$501,038	$487,990	2.7%
Airports Segment Adjusted EBITDA	34,693	32,771	5.9%	95,219	87,860	8.4%
1Segment Adjusted EBITDA is a GAAP financial measure calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. See “Supplemental Disclosures” section herein for more information.
Corporate Expenses:

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2025	2024		2025	2024
Corporate expenses[1]	$29,740	$31,681	(6.1)%	$110,925	$126,904	(12.6)%
Adjusted Corporate expenses[2]	22,117	25,101	(11.9)%	90,330	98,950	(8.7)%
1Includes restructuring and other costs (reversals), net, of $1.2 million and $0.8 million during the three months ended December 31, 2025 and 2024, respectively, and $(4.9) million and $4.9 million during the years ended December 31, 2025 and 2024, respectively.
2Adjusted Corporate expenses is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information, including for a reconciliation of Corporate expenses to Adjusted Corporate expenses.
Corporate expenses decreased 6.1% and Adjusted Corporate expenses decreased 11.9% for the fourth quarter of 2025 compared to the same period in 2024, primarily due to lower property and casualty insurance expense and reduced employee compensation related to insurance benefits.
Capital Expenditures:

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2025	2024		2025	2024
Capital expenditures:
America	$17,320	$27,675	(37.4)%	$44,202	$63,354	(30.2)%
Airports	4,120	5,985	(31.2)%	12,751	12,619	1.0%
Other	—	—		52	13
Corporate	1,051	1,579	(33.4)%	4,779	4,731	1.0%
Consolidated capital expenditures	$22,491	$35,239	(36.2)%	$61,784	$80,717	(23.5)%

Markets and Displays:
As of December 31, 2025, we operated more than 61,000 print and digital out-of-home advertising displays and had a presence in 81 Designated Market Areas (“DMAs”) in the U.S., including 43 of the top 50 U.S. markets.

	Number of digital displays added (removed), net, in the fourth quarter	Total number of displays as of December 31, 2025
		Digital	Printed	Total
America[1]:
Billboards[2]	16	2,001	32,394	34,395
Other displays[3]	14	532	13,293	13,825
Airports[4]	(3)	2,583	10,199	12,782
Total displays	27	5,116	55,886	61,002
1As of December 31, 2025, our America segment had presence in 28 U.S. DMAs.
2Billboards includes bulletins, posters, spectaculars and wallscapes.
3Other displays includes street furniture and transit displays.
4As of December 31, 2025, our Airports segment operated displays across a focused portfolio of more than 60 commercial airports, as well as a number of private airports, primarily in the U.S., with a limited presence in the Caribbean.
Liquidity and Financial Position:
Cash and Cash Equivalents:
As of December 31, 2025, we had $211.1 million of cash and cash equivalents, including $21.1 million held by discontinued operations in Spain and $5.0 million held by continuing operations subsidiaries outside the U.S., primarily in the Caribbean.
The following table summarizes our consolidated cash flows for the year ended December 31, 2025, including both continuing and discontinued operations:

(In thousands)	Year Ended December 31, 2025
Net cash provided by operating activities	$114,860
Net cash provided by investing activities[1]	523,259
Net cash used for financing activities[2]	(598,295)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4,764
Net increase in cash, cash equivalents and restricted cash	$44,588

Cash paid for interest	$394,429
Cash paid for income taxes, net of refunds	$7,391
1Primarily includes $592.1 million of net proceeds from the sales of our former Europe-North segment and former businesses in Latin America, net of direct transaction costs paid and cash transferred with the businesses, partially offset by $82.9 million of capital expenditures (including $21.1 million for discontinued operations).
2On March 31, 2025, we used a portion of the net proceeds from the sale of our Europe-North segment to prepay the $375.0 million aggregate principal amount of term loans of Clear Channel International B.V. (“CCIBV”), a former indirect wholly-owned subsidiary. In the second quarter of 2025, we repurchased a portion of our senior unsecured notes in open-market transactions at a discount, for a total cash payment of $203.4 million, including accrued interest and fees. On August 4, 2025, we refinanced $2.0 billion of existing senior secured notes maturing in 2027 and 2028 with $2.05 billion of longer-dated senior secured notes maturing in 2031 and 2033. In connection with this transaction, we paid a $36.1 million redemption premium and $26.3 million of other transaction fees and expenses.

Debt:
Based on our outstanding indebtedness as of December 31, 2025, we expect to pay approximately $401 million of cash interest in 2026, including the first interest payments on the senior secured notes issued in the August 2025 refinancing transaction, and approximately $390 million of cash interest in 2027. These estimates reflect our capital structure as of December 31, 2025 and assume no additional debt prepayments, repurchases, refinancings or issuances. They do not reflect the impact of any potential financing transactions that may occur in connection with the pending take-private transaction.
Our next scheduled maturities occur in 2028, when the $899.3 million of our 7.750% Senior Notes and the $425.0 million Term Loan Facility become due. For additional details on our long-term debt, please refer to Table 3 in this earnings release.
TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and its Subsidiaries:

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$461,515	$426,719	$1,604,140	$1,505,230
Operating expenses:
Direct operating expenses	209,534	191,250	748,023	680,578
Selling, general and administrative expenses	66,782	65,727	262,383	252,907
Corporate expenses	29,740	31,681	110,925	126,904
Depreciation and amortization	44,740	43,223	174,952	173,998
Other operating expense (income), net	3,244	(5,294)	(2,749)	(8,340)
Operating income	107,475	100,132	310,606	279,183
Interest expense, net	(99,209)	(100,064)	(395,649)	(401,541)
Loss on extinguishment of debt, net[1]	—	—	(14,956)	(2,393)
Other income (expense), net[2]	218	842	1,199	(8,378)
Income (loss) from continuing operations before income taxes	8,484	910	(98,800)	(133,129)
Income tax benefit (expense) attributable to continuing operations	(13,673)	(1,962)	(4,947)	9,365
Loss from continuing operations	(5,189)	(1,052)	(103,747)	(123,764)
Income (loss) from discontinued operations[3]	14,915	(15,553)	128,486	(52,114)
Consolidated net income (loss)	9,726	(16,605)	24,739	(175,878)
Less: Net income attributable to noncontrolling interests	1,722	1,272	4,800	3,376
Net income (loss) attributable to the Company	$8,004	$(17,877)	$19,939	$(179,254)
1During the year ended December 31, 2025, we recognized a $43.8 million loss on extinguishment of debt related to the August 2025 senior secured notes refinancing. This loss was partially offset by a $28.8 million gain related to the repurchase of our 7.750% and 7.500% Senior Notes in open market transactions at a discount. During the year ended December 31, 2024, we recognized a $2.4 million loss related to the prepayment and amendment of the Term Loan Facility.
2Other expense, net, for the year ended December 31, 2024 includes $10.0 million of debt modification expense related to the issuance of the 7.875% Senior Secured Notes due 2030 and the associated prepayment and refinancing of the Term Loan Facility.
3Income (loss) from discontinued operations primarily reflects results from our business in Spain, our former business in Brazil (sold October 1, 2025), our former Europe-North segment through its sale (March 31, 2025), and our former businesses in Mexico, Peru and Chile through their sale (February 5, 2025). Results for 2025 also include net gains and losses related to sold businesses, consisting of a $3.2 million net loss in the fourth quarter, related to the Company’s former Latin American businesses, and a $124.6 million net gain for the year, mainly related to the businesses sold in the first quarter. Loss from discontinued operations for the three months and year ended December 31, 2024 includes a $44.4 million loss resulting from the classification of the Brazil business as held for sale.

Weighted Average Shares Outstanding

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Weighted average common shares outstanding – Basic and Diluted	497,373	489,122	495,406	487,651
TABLE 2 - Selected Balance Sheet Information:

(In thousands)	December 31, 2025	December 31, 2024
Cash and cash equivalents	$190,022	$109,707
Total current assets[1]	793,194	1,659,044
Property, plant and equipment, net	441,823	479,987
Total assets[1]	3,828,875	4,804,263
Current liabilities (excluding current portion of long-term debt)[2]	617,782	1,271,630
Long-term debt (including current portion of long-term debt)	5,102,993	5,660,305
Stockholders’ deficit	(3,394,368)	(3,639,783)
1Total current assets and total assets include assets of discontinued operations of $202.7 million and $1,176.0 million as of December 31, 2025 and December 31, 2024, respectively.
2Current liabilities include liabilities of discontinued operations of $99.3 million and $775.2 million as of December 31, 2025 and December 31, 2024, respectively.

TABLE 3 - Total Debt:

(In thousands)	Maturity	December 31, 2025	December 31, 2024
Receivables-Based Credit Facility[1]	June 2030	$—	$—
Revolving Credit Facility[2]	June 2030	—	—
Term Loan Facility	August 2028	425,000	425,000
Clear Channel Outdoor Holdings 5.125% Senior Secured Notes[3]		—	1,250,000
Clear Channel Outdoor Holdings 9.000% Senior Secured Notes[3]		—	750,000
Clear Channel Outdoor Holdings 7.875% Senior Secured Notes	April 2030	865,000	865,000
Clear Channel Outdoor Holdings 7.125% Senior Secured Notes[3]	February 2031	1,150,000	—
Clear Channel Outdoor Holdings 7.500% Senior Secured Notes[3]	March 2033	900,000	—
Clear Channel Outdoor Holdings 7.750% Senior Notes[4]	April 2028	899,311	995,000
Clear Channel Outdoor Holdings 7.500% Senior Notes[4]	June 2029	905,950	1,040,000
Clear Channel International B.V. Term Loan Facility[5]		—	375,000
Finance leases		3,636	3,974
Original issue discount		(3,605)	(7,313)
Long-term debt fees		(42,299)	(36,356)
Total debt		5,102,993	5,660,305
Less: Cash and cash equivalents		(190,022)	(109,707)
Net debt		$4,912,971	$5,550,598
1As of December 31, 2025, we had $87.3 million of letters of credit outstanding and $112.7 million of remaining excess availability under the Receivables-Based Credit Facility.
2As of December 31, 2025, we had a $6.9 million letter of credit outstanding related to our business in Spain and $93.1 million of remaining excess availability under the Revolving Credit Facility.
3On August 4, 2025, we issued $1,150.0 million aggregate principal amount of 7.125% Senior Secured Notes due 2031 and $900.0 million aggregate principal amount of 7.500% Senior Secured Notes due 2033. We used the net proceeds, together with cash on hand, to fund the full redemption of $1,250.0 million of our 5.125% Senior Secured Notes due 2027 and $750.0 million of our 9.000% Senior Secured Notes due 2028. As a result, the indentures governing the 5.125% and 9.000% Senior Secured Notes were satisfied and discharged.
4In the second quarter of 2025, we repurchased $95.7 million aggregate principal amount of our 7.750% Senior Notes due 2028 and $134.1 million aggregate principal amount of our 7.500% Senior Notes due 2029 in open market transactions at a discount. The repurchased notes are held by the Company and have not been canceled.
5On March 31, 2025, we used proceeds from the Europe-North sale to prepay the $375.0 million CCIBV Term Loan Facility. Upon repayment, the related credit agreement was terminated, and all guarantees and collateral were released.
Supplemental Disclosures:
Reportable Segments and Segment Adjusted EBITDA
The Company operates two reportable segments: America (which includes our U.S. roadside billboard and street furniture operations) and Airports (which includes our U.S. and Caribbean airport advertising operations), with remaining operations in Singapore reported as “Other.”
Segment Adjusted EBITDA is the profitability metric reported to the Company's Chief Operating Decision Maker (the Company’s President and Chief Executive Officer) for purposes of allocating resources and assessing segment performance. Segment Adjusted EBITDA is a GAAP financial measure calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. Restructuring and other costs include costs associated with cost-saving initiatives such as severance, consulting and termination costs, and other special costs.

Non-GAAP Financial Information
This earnings release includes information that does not conform to U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted Corporate expenses, Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”). The Company believes these non-GAAP measures provide investors with useful insights into its operating performance, particularly when comparing to other out-of-home advertisers, as these measures are widely used within the industry. Please refer to the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures below.
The Company defines and uses these non-GAAP measures as follows:
•Adjusted EBITDA is defined as income (loss) from continuing operations, plus: income tax expense (benefit) attributable to continuing operations; non-operating expenses (income), including other expense (income), net, loss (gain) on extinguishment of debt, net, and interest expense, net; other operating expense (income), net; depreciation, amortization and impairment charges; share-based compensation expense; and restructuring and other costs, which include costs associated with cost-saving initiatives such as severance, consulting and termination costs, and other special costs.
The Company uses Adjusted EBITDA to plan and forecast for future periods and as a key performance measure for executive compensation. The Company believes Adjusted EBITDA allows investors to assess the Company’s performance in a way that is consistent with management’s approach and facilitates comparisons to other companies with different capital structures or tax rates. Additionally, the Company believes Adjusted EBITDA is commonly used by investors, analysts and peers in the industry for valuation and performance comparisons.
•Adjusted Corporate expenses is defined as corporate expenses excluding share-based compensation and restructuring and other costs. The Company uses Adjusted Corporate expenses to evaluate core corporate spending and to assist in planning and forecasting for future periods.
•FFO is defined in accordance with the National Association of Real Estate Investment Trusts (“Nareit”) as consolidated net income (loss) before: depreciation, amortization and impairment of real estate; gains or losses from the disposition of real estate; and adjustments to eliminate unconsolidated affiliates and noncontrolling interests.
•AFFO is defined as FFO excluding discontinued operations and before adjustments for continuing operations, including: maintenance capital expenditures; straight-line rent effects; depreciation, amortization and impairment of non-real estate; loss or gain on extinguishment and modification of debt, net; amortization of deferred financing costs and note discounts; share-based compensation; deferred income taxes; restructuring and other costs; transaction costs; and other items, such as adjustments for unconsolidated affiliates and noncontrolling interests and gains or losses from the disposition of non-real estate.
Although the Company is not a Real Estate Investment Trust (“REIT”), it competes directly with REITs that present the non-GAAP measures of FFO and AFFO. Therefore, the Company believes that presenting these measures helps investors evaluate its performance on the same terms as its direct competitors. The Company calculates FFO in accordance with Nareit’s definition, which does not restrict presentation of these measures to REITs. Additionally, the Company believes FFO and AFFO are already commonly used by investors, analysts and competitors in the industry for valuation and performance comparisons.
The Company does not use, and you should not use, FFO and AFFO as indicators of the Company’s ability to fund its cash needs, pay dividends or make other distributions. Since the Company is not a REIT, it has no obligation to pay dividends and does not intend to do so in the foreseeable future. Moreover, the presentation of these measures should not be construed as an indication that the Company is currently in a position to convert into a REIT.
These non-GAAP financial measures should not be considered in isolation or as substitutes for the most directly comparable GAAP measures as an indicator of operating performance or the Company’s ability to fund its cash needs. In addition, these measures may not be comparable to similarly named measures presented by other companies.
See reconciliations of loss from continuing operations to Adjusted EBITDA, corporate expenses to Adjusted Corporate expenses, and consolidated net income (loss) to FFO and AFFO in the tables below.
This data should be read in conjunction with the Company’s most recent Annual Report on Form 10-K, Form 10-Qs and Form 8-Ks, available on the Investor Relations page of the Company’s website at investor.clearchannel.com.

Reconciliation of Loss from Continuing Operations to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Loss from continuing operations	$(5,189)	$(1,052)	$(103,747)	$(123,764)
Adjustments:
Income tax expense (benefit) attributable to continuing operations	13,673	1,962	4,947	(9,365)
Other expense (income), net	(218)	(842)	(1,199)	8,378
Loss on extinguishment of debt, net	—	—	14,956	2,393
Interest expense, net	99,209	100,064	395,649	401,541
Other operating expense (income), net	3,244	(5,294)	(2,749)	(8,340)
Depreciation and amortization	44,740	43,223	174,952	173,998
Share-based compensation	6,382	5,797	25,474	23,076
Restructuring and other costs (reversals), net[1]	2,619	947	(3,493)	7,841
Adjusted EBITDA	$164,460	$144,805	$504,790	$475,758
1Restructuring and other cost reversals, net, for the year ended December 31, 2025 includes $10.1 million in insurance proceeds related to the ongoing recovery of certain amounts previously incurred in connection with a resolved legal matter.
Reconciliation of Corporate Expenses to Adjusted Corporate Expenses

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Corporate expenses	$29,740	$31,681	$110,925	$126,904
Less reconciling items:
Share-based compensation	6,382	5,797	25,474	23,076
Restructuring and other costs (reversals), net[1]	1,241	783	(4,879)	4,878
Adjusted Corporate expenses	$22,117	$25,101	$90,330	$98,950
1Restructuring and other cost reversals, net, for the year ended December 31, 2025 includes $10.1 million in insurance proceeds related to the ongoing recovery of certain amounts previously incurred in connection with a resolved legal matter.

Reconciliation of Consolidated Net Income (Loss) to FFO and AFFO

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Consolidated net income (loss)	$9,726	$(16,605)	$24,739	$(175,878)
Depreciation and amortization of real estate	39,856	47,348	156,158	191,417
Net loss (gain) on disposition of real estate (excludes condemnation proceeds)[1]	4,306	35,850	(128,335)	33,277
Impairment of real estate[2]	—	—	—	16,808
Adjustment for unconsolidated affiliates and non-controlling interests	(2,506)	(1,957)	(7,138)	(5,558)
Funds From Operations (FFO)	51,382	64,636	45,424	60,066
Less: FFO from discontinued operations	18,191	35,274	(889)	43,815
FFO from continuing operations	33,191	29,362	46,313	16,251
Capital expenditures–maintenance	(9,121)	(9,318)	(24,307)	(25,312)
Straight-line rent effect	1,499	(175)	(2,500)	(733)
Depreciation and amortization of non-real estate	4,884	5,329	18,794	18,770
Loss on extinguishment and modification of debt, net	—	—	14,956	12,360
Amortization of deferred financing costs and note discounts	2,433	2,328	9,521	9,508
Share-based compensation	6,382	5,797	25,474	23,076
Deferred income taxes	12,854	175	2,865	(12,643)
Restructuring and other costs (reversals), net[3]	2,619	947	(3,493)	7,841
Transaction costs for structural initiatives and financial advisory services	871	829	2,138	5,161
Other items	4,248	1,587	5,525	4,332
Adjusted Funds From Operations (AFFO)	$59,860	$36,861	$95,286	$58,611
1Net gain on disposition of real estate for the year ended December 31, 2025 includes a net gain of $124.6 million related to sold businesses, primarily from the sales of our former businesses in Mexico, Peru, Chile and our Europe-North segment businesses.
2Impairment charges for the year ended December 31, 2024 relate to the impairment of long-lived assets in certain of our former Latin American businesses.
3Restructuring and other cost reversals, net, for the year ended December 31, 2025 includes $10.1 million in insurance proceeds related to the ongoing recovery of certain amounts previously incurred in connection with a resolved legal matter.
About Clear Channel Outdoor Holdings, Inc.
Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is at the forefront of driving innovation in the out-of-home advertising industry. Our dynamic advertising platform is broadening the pool of advertisers using our medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of our diverse portfolio of assets, we connect advertisers with millions of consumers every month.
For further information, please contact:
Laura Kiernan
Vice President of Investor Relations
(914) 598-7733
InvestorRelations@clearchannel.com

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this earnings release are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiaries (the “Company”) to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Words such as “believe,” “expect,” “anticipate,” “estimate,” and similar terms are used to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements, including, but not limited to: statements regarding the proposed take-private transaction (the “Merger”), common stockholder approval for the Merger, any expected timetable for completing the Merger (including whether the Merger is consummated in a timely manner or at all) and the expected benefits of the Merger; our business plans and strategies and the expected benefits of business initiatives; the effects of tariffs and views on the macroeconomic environment; expectations regarding the pending sale of our business in Spain, including the anticipated proceeds and use of those proceeds; expectations about certain markets and potential improvements; industry, market and demand trends; expectations surrounding our cash flow; our ability to retain new and existing customers and maintain bookings; and our liquidity. These statements are not guarantees of future performance and are subject to risks and uncertainties, some of which are beyond our control and difficult to predict.
Various risks that could cause actual results to differ from those expressed by the forward-looking statements included in this earnings release include, but are not limited to: uncertainties associated with the proposed Merger, including the failure to consummate the Merger in a timely manner or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement governing the Merger (the “Merger Agreement”), including circumstances requiring us to pay a termination fee pursuant to the Merger Agreement; failure to satisfy the conditions precedent to consummate the Merger, including the adoption of the Merger Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of our common stock and obtaining required regulatory approvals; the risk that restrictions on the operation of our business during the pendency of the Merger may impact our ability to pursue certain business opportunities or strategic transactions or undertake certain actions we might otherwise have taken; potential litigation relating to, or other unexpected costs resulting from, the Merger; the risk that any announcements relating to the Merger could have adverse effects on the market price of our common stock, credit ratings or operating results; the risk that the Merger and its announcement could have an adverse effect on our ability to retain and hire key personnel, to retain customers and to maintain relationships with business partners, suppliers and customers; continued economic uncertainty, an economic slowdown or recession, or other macroeconomic factors, including as a result of increased tariffs and retaliatory trade regulations and policies; our ability to service our debt obligations and to fund our operations and capital expenditures; the impact of our substantial indebtedness; the difficulty, cost and time required to implement our strategy, and the fact that we may not realize the anticipated benefits therefrom fully or at all; our ability to obtain and renew key contracts with municipalities, transit authorities and private landlords and on favorable terms; competition; regulations, consumer concerns and other challenges regarding privacy, digital services, data protection, cybersecurity and the use of artificial intelligence; a breach of our information security measures; legislative or regulatory requirements; restrictions on out-of-home advertising of certain products; environmental, health, safety and land use laws and regulations, as well as various actual and proposed changes to sustainability laws and regulations; the impact of strategic transactions that we have pursued in the past and may, if we do not consummate the Merger, pursue in the future; there can be no assurance that the process to sell our business in Spain will be successful or result in value for our stockholders; third-party claims or actions against us or our suppliers; volatility of our stock price; the impacts on our stock price as a result of future sales of common stock if we remain a public company, or the perception thereof, and dilution resulting from additional capital raised through the sale of common stock or other equity-linked instruments; our ability to continue to comply with the applicable listing standards of the New York Stock Exchange if the Merger is not consummated and we remain a public company; the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; the effect of credit ratings downgrades; continued scrutiny and changing expectations from government regulators, municipalities, investors, lenders, customers, activists and other stakeholders; and certain other factors set forth in our filings with the U.S. Securities and Exchange Commission (the “SEC”). You should not place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this earnings release. For a more comprehensive discussion of risks, refer to “Item 1A. Risk Factors” of the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. The Company does not undertake any obligation to update or revise any forward-looking statements because of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It
This press release contains references to the proposed Merger. In accordance with the Merger Agreement, a meeting of the common shareholders of the Company will be announced as promptly as practicable to seek common shareholder approval in connection with the proposed transaction. The Company intends to file relevant materials with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to the Company’s common shareholders. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.
BEFORE MAKING ANY DECISION, COMMON SHAREHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT AS, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Any vote in respect of resolutions to be proposed at the Company’s common shareholder meeting to approve the proposed transaction or other proposals in relation to the proposed transaction should be made only on the basis of the information contained in the Company’s proxy statement. You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://investor.clearchannel.com.
Participants in the Solicitation
The Company and its directors and executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies from the Company’s common shareholders in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is set forth under the captions “Composition of the Board of Directors,” “Proposal 1: Election of Directors,” “Our NEOs,” “Compensation Discussion and Analysis,” “Compensation Committee Report,” “Executive Compensation Tables,” “Director Compensation” and “Security Ownership of Certain Beneficial Owners and Management” in the definitive proxy statement for the Company’s 2025 Annual Meeting of Shareholders, filed with the SEC on April 10, 2025 (the “Annual Meeting Proxy Statement”), and in the Company’s Current Reports on Form 8-K filed with the SEC on July 23, 2025, December 19, 2025 and February 9, 2026. To the extent the holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Forms 3, 4 and 5, filed with the SEC.
These documents may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://investor.clearchannel.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that the Company expects to file in connection with the proposed transaction and other relevant materials the Company may file with the SEC.